UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020, Univar Solutions Inc. (the “Company”) and Mark Fisher mutually agreed that Mr. Fisher’s employment with the Company as Senior Vice President and President, USA and Canada would be terminated, effective as of August 7, 2020 (the “Termination Date”), and that such termination would be treated as a termination without cause pursuant to the Severance and Change in Control Agreement between the Company and Mr. Fisher, dated as of November 19, 2018, as previously described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 25, 2020 (“Severance Agreement”).

In connection with Mr. Fisher’s departure, the Company and Mr. Fisher entered into an Alternative Release and Amendment to Severance and Change in Control Agreement (the “Alternative Agreement”). The Alternative Agreement affirms that Mr. Fisher will receive the severance payment he is entitled to pursuant to the Severance Agreement. In addition, the Alternative Agreement provides that Mr. Fisher is entitled to additional consideration of: (1) a cash payment equal to $225,000; (2) a prorated annual bonus for the period of Mr. Fisher’s service during the 2020 calendar year, based on actual 2020 performance results; (3) continued medical and dental insurance coverage at active employee rates for up to 18 months following the Termination Date; and (4) certain outplacement benefits for up to 12 months following the Termination Date. In exchange for the additional consideration set forth in the preceding sentence, Mr. Fisher agreed to increase the duration of his non-competition and non-solicitation obligations from 18 to 24 months following the Termination Date. The payments and benefits provided for in the aforementioned severance arrangements are subject to Mr. Fisher’s execution and non-revocation of a release of claims against the Company and its affiliates contained in the Alternative Agreement.

The foregoing summary of the Alternative Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 6, 2020, the Company issued a press release relating to the Streamline 2022 program, which includes a leadership restructuring. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01, including Exhibit 99.1, of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Alternative Release and Amendment to Severance and Change in Control Agreement, dated as of August 5, 2020, by and between the Company and Mark Fisher.

99.1	Univar Solutions Inc. Press Release dated August 6, 2020

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2020	Univar Solutions Inc.

	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary